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                                                                     EXHIBIT 5.1




                                February 2, 2001

Auspex Systems, Inc.
2300 Central Expressway
Santa Clara, California 95050

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by Auspex Systems, Inc. (the "Company") with the Securities and Exchange Commission on or about February 2, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 12,100,000 shares of the Company's Common Stock (the "Shares") reserved for issuance under the 1993 Directors' Stock Option Plan and the 1997 Stock Plan (collectively, the "Plans"), and the Employee Stock Option Agreement dated April 18, 2000, as amended, between the Company and Gary J. Sbona, the Employee Stock Option Agreement dated August 1, 2000 between the Company and Michael S. Worhach, and the Employee Stock Option Agreement dated July 3, 2000 between the Company and Paul Loucas (collectively, the "Option Agreements"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and the Option Agreements.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us to be taken prior to the issuance and sale of the Shares pursuant to the Plans and the Option Agreements, and upon completion of the proceedings being taken in order to permit each transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans, the Option Agreements and the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ Wilson Sonsini Goodrich & Rosati